As filed with the Securities and
Exchange Commission on March 31, 2000.         Registration No. 333-_________.
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ZIXIT CORPORATION
             (Exact name of registrant as specified in its charter)

           TEXAS                                        75-2216818
 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

                               ONE GALLERIA TOWER
                           13355 NOEL ROAD, SUITE 1555
                            DALLAS, TEXAS 75240-6604
                                 (972) 702-7055

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 ---------------

                                  DAVID P. COOK
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                               ONE GALLERIA TOWER
                           13355 NOEL ROAD, SUITE 1555
                            DALLAS, TEXAS 75240-6604
                                 (972) 702-7055
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                 ---------------

         Approximate date of commencement of proposed sale to the public: From time-to-time after the effective date of this registration statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

       If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

       If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]


                                          CALCULATION OF REGISTRATION FEE
========================= ====================== ======================= ====================== ======================
    TITLE OF SHARES             AMOUNT             PROPOSED MAXIMUM       PROPOSED MAXIMUM           AMOUNT OF
   TO BE REGISTERED              TO BE             AGGREGATE PRICE            AGGREGATE            REGISTRATION
                               REGISTERED             PER UNIT(1)          OFFERING PRICE(1)             FEE
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
     Common Stock,
     $.01 par value              25,000                $73.75 (2)              $1,843,750 (2)           $486.75
========================= ====================== ======================= ====================== ======================

(1)   Estimated solely for the purpose of calculating the registration fee.

(2) Calculated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low prices per share of ZixIt Corporation common stock on March 24, 2000, as reported on the NASDAQ Stock Market.

                                ZIXIT CORPORATION


                                  25,000 SHARES
                                  COMMON STOCK

                             ----------------------



         This prospectus relates to an offering of up to 25,000 shares of our common stock, par value $.01 per share, acquired pursuant to a Representation Agreement and Stock Option Agreement, effective as of November 1, 1999, by and between Henry Kuehne and us.

         The common stock being registered is being offered for the account of Mr. Kuehne as further described under "Selling Shareholder" on page 6. We will not receive any proceeds from the sale of the shares of common stock offered under this prospectus.

         The shares may be offered in transactions on the NASDAQ Stock Market, in negotiated transactions, or through a combination of methods of distribution, at prices relating to the prevailing market prices or at negotiated prices. Please see "Plan of Distribution" on page 7.

         Our common stock is quoted on NASDAQ under the symbol "ZIXI". On March 29, 2000, the last sale price of our common stock, as reported on NASDAQ, was $89.50 per share.


                             ----------------------


         THIS INVESTMENT INVOLVES RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A LOSS OF ALL OR A PORTION OF YOUR INVESTMENT. PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 2.


                             ----------------------


               NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR
                 ANY STATE SECURITIES COMMISSION HAS APPROVED OR
                 DISAPPROVED OF THESE SECURITIES OR PASSED UPON
                  THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                             ----------------------

                 The date of this prospectus is March 31, 2000.

                                TABLE OF CONTENTS




ZixIt Corporation.................................................................................................1
Risk Factors......................................................................................................2
Documents Incorporated by Reference...............................................................................5
Where You Can Get More Information................................................................................6
Selling Shareholder...............................................................................................6
Plan of Distribution..............................................................................................7
Use of Proceeds...................................................................................................8
Legal Matters ....................................................................................................8
Experts...........................................................................................................8

                                ZIXIT CORPORATION

         Historically, we operated in one industry segment, the provision of systems and solutions for the intelligent transportation, electronic security, and other markets. Our operations included the design, manufacturing, installation, and support of hardware and software products utilizing our wireless data and security technologies. We sold the businesses comprising this industry segment during 1997 and 1998.

         In 1999, we began developing a digital signature and encryption technology and have been planning a series of products that enhance privacy, security, and convenience over the Internet. ZixMail(TM), which was commercially released in March 2000, is a secure document delivery, private email, and messaging tracking service that enables Internet users worldwide to easily send and receive encrypted and digitally signed communications using their existing email systems and addresses. ZixMail uses 1024-bit public key and Triple-DES encryption and can be exported throughout the world except to Cuba, Iran, Iraq, Libya, North Korea, Serbia, Sudan, and Syria.

         ZixCharge(TM), which has not been commercially released, is a shopping portal and payment authorization system that enables consumers to purchase goods and services over the Internet without being required to provide personal and charge card information to Internet merchants.

         Successful growth of a development stage enterprise, like ours, is costly. In addition, the Internet arena is highly competitive. Our growth depends, in large measure, on the timely development and market acceptance of our new products. Our future growth involves risks and uncertainties, and there are no assurances that we will be successful in our current business endeavors.

         We were incorporated in Texas in 1988. Our executive offices are located at One Galleria Tower, 13355 Noel Road, Suite 1555, Dallas, Texas 75240-6604, and our telephone number is (972) 702-7055. Our Web site address is www.zixit.com. In this prospectus, "we", "us", "our", and "ZixIt" refer to ZixIt Corporation and its subsidiaries unless the context otherwise requires.

                                  RISK FACTORS

         The following is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995: Certain matters discussed in this prospectus contain statements that constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 (we refer to it as the "Exchange Act"). The words "expect," "estimate," "anticipate," "predict," "believe," and similar expressions and variations thereof are intended to identify forward-looking statements. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

         Before investing in our common stock offered by this prospectus, you should carefully consider the following risks and uncertainties, in addition to the other information contained or incorporated by reference in this prospectus. Also, you should be aware that the risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we do not yet know of or that we currently think are immaterial may also impair our business operations. If any of those risks or uncertainties or any of the risks and uncertainties described below actually occur, our business, financial condition, prospects, or results of operations could be materially and adversely affected. In that case, the trading price of the common stock offered in this prospectus could decline, and you may lose all or part of your investment.

         WE HAVE A LIMITED OPERATING HISTORY AND THE MARKET MAY NOT BROADLY ACCEPT OUR NEW PRODUCTS, WHICH COULD ADVERSELY EFFECT OUR GROWTH PROSPECTS.

         We have only a limited operating history in the Internet arena on which to base an evaluation of our business and prospects. We currently have no significant revenues. Our prospects must be considered in light of the risks and uncertainties encountered by other companies in the early stages of development. These risks and uncertainties are often worse for companies in new and rapidly evolving markets, particularly Internet-related businesses. The ZixMail and ZixCharge products are targeted at the new and rapidly evolving market for secure Internet communications and e-commerce. Although the competitive environment in this market has yet to fully develop, we anticipate that it will be intensely competitive, subject to rapid change and significantly affected by new products and service introductions and other market activities of industry participants. Our success will depend on many factors, including, but not limited to, the following:

         o We must be able to successfully and timely develop our products. The commercial version of ZixMail was released in March 2000. ZixCharge has not been commercially released, however.

         o We must be able to achieve broad market acceptance for our products. There is currently no known Internet secure document delivery and private messaging system that currently operates at the scale required for us, at our current expenditure levels and proposed pricing, to become profitable from our ZixMail operations. There is no assurance that enough paying users of ZixMail will be ultimately obtained to enable us to operate profitably.

         o Since the commercial version of ZixCharge has not yet been released, there are currently no consumers or merchants using ZixCharge. However, once released, the success of ZixCharge will depend on our ability to obtain, as users, large numbers of consumers that desire to shop privately over the Internet and our ability to obtain large numbers of merchants that will permit them to do so using ZixCharge. One strategy we have been pursuing for obtaining access to large numbers of consumers is entering into strategic relationships with financial institutions or other companies that have existing business relationships with large numbers of people. There is no assurance that we will be successful in obtaining these consumers, merchants, and/or strategic relationships.

         WE FACE STRONG COMPETITION FROM NUMEROUS AND SOMETIMES LARGER COMPANIES THAT MAY BE ABLE TO DEVELOP AND INTRODUCE NEW PRODUCTS THAT COULD RENDER OUR PRODUCTS OBSOLETE OR NONCOMPETITIVE.

         We are a new entrant into the rapidly evolving secure Internet communications and e-commerce markets. We will be competing with larger companies that have access to greater capital, research and development, marketing, distribution, and other resources than us. In addition, the Internet arena is characterized by extensive research efforts and rapid product development and technological change that could render our products obsolete or noncompetitive. Our failure to develop and introduce new products and services successfully on a timely basis and to achieve market acceptance for such products and services could have a significant adverse effect on our business, financial condition, and results of operations.

         SECURITY INTERRUPTIONS TO OUR SECURE DATA CENTER COULD DISRUPT OUR BUSINESS, AND ANY SECURITY BREACHES COULD EXPOSE US TO LIABILITY AND NEGATIVELY IMPACT CUSTOMER DEMAND FOR OUR PRODUCTS.

         Our business depends on the uninterrupted operation of our secure data center. We must protect this center from loss, damage, or interruption caused by fire, power loss, telecommunications failure, or other events beyond our control. Any damage or failure that causes interruptions in our secure data center operations could materially harm our business, financial condition, and results of operations.

         In addition, our ability to issue digitally-signed certified time-stamps and public encryption codes in connection with our ZixMail service depends on the efficient operation of the Internet connections between customers and our data center. These connections depend on the efficient operation by Internet service providers, which have experienced periodic operational problems or outages in the past. Any of these problems or outages could adversely affect customer satisfaction.

         Furthermore, it is critical that our facilities and infrastructure remain secure and are perceived by the market to be secure. Despite our security measures, our infrastructure may be vulnerable to physical break-ins, computer viruses, attacks by hackers, or similar disruptive problems. It is possible that we may have to use additional resources to address these problems. Our ZixCharge business will retain certain confidential customer information in our secure data center. Any physical or electronic break-ins or other security breaches or compromises of this information could expose us to significant liability, and customers could be reluctant to use our Internet-related products.

         OUR PRODUCTS MAY NOT BECOME GENERALLY ACCEPTED STANDARDS OR BE COMPATIBLE WITH GENERALLY ACCEPTED STANDARDS, WHICH COULD ADVERSELY EFFECT OUR REVENUE GROWTH AND PROFITABILITY.

         There is no assurance that ZixCharge or ZixMail will become a generally accepted standard or that they will be compatible with any standards that become generally accepted.

         WE MAY HAVE TO DEFEND OUR RIGHTS IN INTELLECTUAL PROPERTY THAT WE USE IN OUR PRODUCTS, WHICH COULD BE DISRUPTIVE AND EXPENSIVE TO OUR BUSINESS.

         We rely, in part, on patents, trade secrets, and proprietary technology to remain competitive. It may be necessary to defend these rights or to defend against claims that we are infringing the rights of others. Intellectual property litigation and controversies are disruptive and expensive.

         WE MAY HAVE LIABILITY FOR INDEMNIFICATION CLAIMS ARISING FROM THE SALE OF OUR PREVIOUS BUSINESSES IN 1998 AND 1997.

         We disposed of our remaining operating businesses in 1998 and 1997. In connection with those dispositions, we agreed to provide customary indemnification to the purchasers of those businesses for breaches of representations and warranties, covenants, and other specified matters. Although we believe that we have adequately provided for future costs associated with these indemnification obligations, indemnifiable claims could exceed our estimates.

         WE MAY ENCOUNTER OTHER UNANTICIPATED RISKS AND UNCERTAINTIES IN THE INTERNET MARKET OR IN DEVELOPING NEW PRODUCTS, AND THERE CAN BE NO ASSURANCES THAT WE WILL BE SUCCESSFUL IN RESPONDING TO ANY UNANTICIPATED RISKS OR UNCERTAINTIES.

         There are no assurances that we will be successful or that we will not encounter other, and even unanticipated, risks. Other operating, financial, or legal risks or uncertainties are discussed in our other periodic SEC filings. We are, of course, also subject to general economic risks, dependence on key personnel, and other risks and uncertainties. We may decide, at any time, to delay or discontinue the development and release of any one or more of our planned products.

                       DOCUMENTS INCORPORATED BY REFERENCE

         We furnish our shareholders with annual reports containing audited financial statements and other appropriate reports. We also file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (we refer to it as the "SEC"). Instead of repeating information that we have already filed with the SEC, we are allowed to "incorporate by reference" in this prospectus information contained in those documents we have filed with them. These documents are considered to be part of this prospectus.

         We incorporate by reference in this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the selling shareholder sells all of the shares of common stock offered by this prospectus:

         o our Annual Report on Form 10-K, including audited financial statements, for our fiscal year ended December 31, 1999;

         o all other reports we have filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of our fiscal year covered by the Annual Report referred to above; and

         o the description of our common stock contained in our Registration Statement on Form 8-A, dated September 25, 1989, including any amendment or report filed for the purpose of updating such description.

         Any documents that we file with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering, will also be considered to be part of this prospectus and will automatically update and supersede the information contained in this prospectus.

         At your request, we will provide you, without charge, a copy of any of the documents we have incorporated by reference into this prospectus but not delivered with the prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). If you want more information, write or call:

                                  Steve M. York
                Senior Vice President and Chief Financial Officer
                                ZixIt Corporation
                               One Galleria Tower
                           13355 Noel Road, Suite 1555
                            Dallas, Texas 75240-6604
                            Telephone: (972) 702-7055

                       WHERE YOU CAN GET MORE INFORMATION

         We are delivering this prospectus to you in accordance with the United States securities laws. We have filed a registration statement with the SEC to register the common stock that the selling shareholder is offering to you. This prospectus is part of that registration statement. As allowed by the SEC's rules, this prospectus does not contain all of the information that is included in the registration statement.

         You may obtain a copy of the registration statement, or a copy of any other filing we have made with the SEC, directly from the SEC. You may either:

         o read and copy any materials we have filed with the SEC at the SEC's Public Reference Room maintained at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following regional offices: 7 World Trade Center, 13th Floor, New York, New York 10048; and Northwest Atrium Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661; or

         o visit the SEC's Internet site at http://www.sec.gov, which contains reports, proxy statements, and other information regarding issuers that file electronically.

         You can obtain more information about the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330.

                               SELLING SHAREHOLDER

         The shares of common stock being offered were acquired by the selling shareholder pursuant to a Representation Agreement and Stock Option Agreement, effective as of November 1, 1999. This agreement provides for the selling shareholder, a professional golfer, to wear "information" designated by us on his golf hat at tournaments at which he plays or during television interviews in which he participates.

         The table below sets forth information with respect to the beneficial ownership of our common stock by the selling shareholder immediately prior to this offering and as adjusted to reflect the sale of shares of common stock pursuant to the offering. All information with respect to the beneficial ownership has been furnished by the selling shareholder.



                                            Beneficial Ownership                    Beneficial Ownership
                                             Prior to Offering                         After Offering
                                ------------------------------------------     ---------------------------
                                    Number of                 Shares to                  Number of
Name of Beneficial Owner              Shares                   be Sold                     Shares
------------------------            ----------                ----------                 --------

Henry Kuehne                         100,000                    25,000                     75,000




Mr. Kuehne's beneficial ownership prior to and after the offering is less than 1% of our common stock, based on the 15,344,329 shares of our common stock outstanding on February 29, 2000. Beneficial ownership after the offering assumes all the shares that may be offered are sold.

                              PLAN OF DISTRIBUTION

         The sale of shares offered in this prospectus may be effected from time-to-time directly, or by one or more broker-dealers or agents, in one or more transactions on the NASDAQ Stock Market, in negotiated transactions, or through a combination of such methods of distribution, at prices related to prevailing market prices or at negotiated prices. The registration statement covering these shares will remain effective until the earliest of (a) 90 days (unless extended by us) following the date the registration statement is declared effective by the SEC or (b) all of the shares registered have been sold.

         In the event one or more broker-dealers or agents agree to sell the shares, they may do so by purchasing the shares as principals or by selling the shares as agents for the selling shareholder. Any broker-dealer that does this may receive compensation in the form of discounts, concessions, or commissions from the selling shareholder or the purchasers of the shares for which the broker-dealer may act as agent or to whom they sell as principal, or both, which compensation as to a particular broker-dealer may be in excess of customary compensation.

         Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the shares may not simultaneously engage in market-making activities with respect to our common stock for the applicable period under Regulation M of the Exchange Act prior to the commencement of the distribution. In addition, the selling shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may limit the timing of purchases and sales of the shares by the selling shareholder. All of the foregoing may affect the marketability of the shares.

         In order to comply with some states' securities laws, if applicable, our common stock will be sold in jurisdictions only through registered or licensed brokers or dealers. In some states, our common stock may not be sold unless it has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered by this prospectus, but only under the circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the offering.

                                  LEGAL MATTERS

         The validity of the stock offered hereby will be passed upon for us by Ronald A. Woessner, our Vice President, General Counsel, and Secretary.

                                     EXPERTS

         The consolidated financial statements appearing in the Annual Report referred to under "Documents Incorporated by Reference" on page 5 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                     PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


                  Registration fee                                                     $  486.75
                  Accounting fees and expenses                                          1,000.00*
                  Legal fees and expenses                                               5,000.00*
                  Blue Sky fees and expenses (including counsel fees)                   1,000.00*
                  Miscellaneous expenses                                                2,513.25*
                                                                                       ----------
                           Total:                                                      $10,000.00
                                                                                       ==========

---------------
*  Estimated

All of the above expenses will be split 50-50 between Mr. Kuehne and the registrant.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by the Texas Business Corporation Act, the registrant's Articles of Incorporation provide that its directors shall not be personally liable to the registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the registrant or its shareholders, (ii) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) any transaction from which the director derived any improper personal benefit, (iv) any act or omission where the liability of the director is expressly provided for by statute, or (v) any act related to an unlawful stock repurchase or payment of a dividend. In addition, the registrant's Articles of Incorporation and Bylaws include certain provisions permitted by the Texas Business Corporation Act whereby its directors, officers, employees, and agents generally are to be indemnified against certain liabilities to the fullest extent authorized by the Texas Business Corporation Act, and the registrant maintains insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

ITEM 16. EXHIBITS.

         The exhibits to this registration statement are listed in the Index to Exhibits on page II-5 of this registration statement, which Index is incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933.

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 31, 2000.


                              ZIXIT CORPORATION

                              By:  /s/ Steve M. York
                                  --------------------------------------------
                                       Steve M. York,
                                       Senior Vice President, Chief Financial
                                       Officer and Treasurer

                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints David P. Cook and Steve M. York, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, any and all amendments and exhibits to this registration statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby or the transactions contemplated herein.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



         Signature                                   Title                                      Date
         ---------                                  ------                                     -------

/s/ David P. Cook                           President, Chief                              March 31, 2000
--------------------------------            Executive Officer and
       David P. Cook                        Director (Principal Executive
                                            Officer)


/s/ Steve M. York                           Senior Vice President, Chief                  March 31, 2000
--------------------------------            Financial Officer and
       Steve M. York                        Treasurer (Principal Financial
                                            and Accounting Officer)


/s/ Michael E. Keane                        Director                                      March 31, 2000
--------------------------------
       Michael E. Keane

/s/ James S. Marston                        Director                                      March 31, 2000
--------------------------------
       James S. Marston

/s/ Antonio R. Sanchez, Jr.                 Director                                      March 31, 2000
--------------------------------
   Antonio R. Sanchez, Jr.

/s/ Ben G. Streetman                        Director                                      March 31, 2000
--------------------------------
     Dr. Ben G. Streetman

/s/ Mark A. Tebbe                           Director                                      March 31, 2000
--------------------------------
       Mark A. Tebbe

                                INDEX TO EXHIBITS


 Exhibit
 Number                      Description of Exhibits
---------                    -----------------------

  *4.1            Representation Agreement and ZixIt Corporation Stock Option
                  Agreement, effective as of November 1, 1999, between ZixIt
                  Corporation and Henry Kuehne.

  *5.1            Opinion of Ronald A. Woessner.

  *23.1           Consent of Ronald A. Woessner (contained in Exhibit 5.1).

  *23.2           Consent of Ernst & Young LLP.

  *24.1           Power of Attorney (found on page II-4 of this registration statement).

--------------------
*Filed electronically herewith.